EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 on Form S-3 to Registration Statement on Form S-1 (No. 333-131488) of our report dated March 19, 2004, relating to the consolidated financial statements of Genius Products, Inc. appearing in the Annual Report on Form 10-K of Genius Products, Inc. for the year ended December 31, 2005, and to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Cacciamatta Accountancy Corporation

Irvine, California

October 11, 2006